UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 20, 2015

PrimeEnergy Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

0-7406	11-2695037
(Commission File Number)	(IRS Employer Identification No.)

9821 Katy Freeway, Houston, Texas 77024

(Address of principal executive offices)

Registrant’s telephone number, including area code 713-735-0000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

PRIMEENERGY CORPORATION

Section 5 - Corporate Governance and Management

Item 5.03 - Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)	Amendments to By-Laws.

On May 20, 2015, the Company’s Board of Directors approved amendments to the Company’s bylaws, effective as of May 20, 2015 (as amended, the “Amended Bylaws”).

The Amended Bylaws were amended to, among other things, (i) provide that, unless the Company consents in writing to the selection of an alternative forum, the state courts (and, in some cases, the federal courts) located within the State of Delaware shall be the sole and exclusive forum for certain types of litigation including (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Company to the Company or the Company’s stockholders, (c) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the Delaware General Corporation Law or the Certificate of Incorporation or the Amended Bylaws of the Company, or (d) any action asserting a claim against the Company or any director or officer or other employee of the Company governed by the internal affairs doctrine, (ii) to provide for fee-shifting with respect to certain types of litigation brought against the Company and/or any director, officer, employee or affiliate where the claiming party does not obtain a judgment on the merits that substantially achieves, in substance and amount, the full remedy sought, and (iii) to provide with respect to certain types of litigation brought against the Company and/or any director, officer, employee or affiliate, whether or not the claiming party is successful, the claiming party shall bear its own costs and expenses of litigating the claim and shall not be entitled to recover the costs and expenses associated with such litigation or receive any such costs and expenses as a result of the creation of any common fund or from a corporate benefit purportedly conferred upon the Company.

The foregoing description of the Amended Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Bylaws, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07 - Submission of matters to a vote of Security Holders

The Annual Meeting of stockholders of PrimeEnergy Corporation (the “Company”) was held on May 20, 2015. The matters listed below were submitted to a vote of the stockholders through the solicitation of proxies, and the proposals were described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 22, 2015. There were 2,316,344 shares of the Company outstanding and entitled to vote at the Annual Meeting. There were 1,769,729 shares of the Company present in person or by proxy at the meeting. The final results of the stockholder votes are listed below.

Proposal No. 1 – Election of Directors

Seven persons were nominated by management for election as Directors of the Company, each for a term of one year. Beverly A. Cummings, Charles E. Drimal, H. Gifford Fong, Thomas S.T. Gimbel, Clint Hurt, Jan Smeets and Ebersole Gaines Wehrle were currently serving as Directors of the Company. There were no other persons serving as Directors and there was no Director whose term of office continued after the meeting. There were no other nominees and there was no solicitation in opposition to management’s nominees. All of such nominees were elected. The names of each Director elected at the meeting and the number of shares voted for or withheld for each nominee is as follows. There were no abstentions and 488,517 broker non-votes.

Name	For	Withheld
Beverly A. Cummings	1,684,770	84,959
Charles E. Drimal, Jr.	1,752,930	16,799
H. Gifford Fong	1,762,443	7,286
Thomas S.T. Gimbel	1,762,359	7,370
Clint Hurt	1,732,283	37,446
Jan Smeets	1,749,993	19,736
Ebersole Gaines Wehrle	1,762,443	7,286

Item 9.01 - Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

3.2	Amended and Restated Bylaws of PrimeEnergy Corporation as of May 20, 2015

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: May 20, 2015	PrimeEnergy Corporation

	By:	/s/ Beverly A. Cummings
	Name:	Beverly A. Cummings
Executive Vice President